Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Andrew Clyde, Mindy K. West and Donald R. Smith, Jr. and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ R. Madison Murphy	Chairman & Director	May 9, 2023
R. Madison Murphy

/s/ Andrew Clyde	President, Chief Executive Officer & Director	May 9, 2023
R. Andrew Clyde	(Principal Executive Officer)

/s/ Mindy K. West	Executive Vice President, Fuels, Treasurer & Chief Financial Officer	May 9, 2023
Mindy K. West	(Principal Financial Officer)

/s/ Donald R. Smith Jr.	Vice President and Controller	May 9, 2023
Donald R. Smith Jr.	(Principal Accounting Officer)

/s/ Claiborne P. Deming	Director	May 9, 2023
Claiborne P. Deming

/s/ David L. Goebel	Director	May 9, 2023
David L. Goebel

/s/ Fred L. Holliger	Director	May 9, 2023
Fred L. Holliger

/s/ James W. Keyes	Director	May 9, 2023
James W. Keyes

/s/ Diane N. Landen	Director	May 9, 2023
Diane N. Landen

/s/ David B. Miller	Director	May 9, 2023
David B. Miller

/s/ Jeanne L. Phillips	Director	May 9, 2023
Hon. Jeanne L. Phillips

/s/ Jack T. Taylor	Director	May 9, 2023
Jack T. Taylor

/s/ Rosemary L. Turner	Director	May 9, 2023
Rosemary L. Turner